Exhibit 99.1

STERIS CORPORATION

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

STERIS CORPORATION ANNOUNCES

FISCAL 2007 THIRD QUARTER RESULTS

Mentor, Ohio (January 31, 2007) - STERIS Corporation (NYSE: STE) today announced financial results for its fiscal 2007 third quarter ended December 31, 2006. Fiscal 2007 third quarter revenues increased 4% to $299.0 million compared with $287.5 million in the third quarter of fiscal 2006, driven by growth in all three segments.

Fiscal 2007 third quarter net income was $21.3 million, or $0.33 per diluted share, compared with net income of $28.1 million, or $0.41 per diluted share, in the third quarter of fiscal 2006. Fiscal 2007 third quarter net income included a $0.4 million net gain related to discontinued operations, compared with a $4.9 million net gain related to discontinued operations in the third quarter of fiscal 2006. Net income from continuing operations for the third quarter of fiscal 2007 was $20.9 million, or $0.32 per diluted share, compared with $23.2 million, or $0.34 per diluted share in the third quarter of fiscal 2006.

Included in fiscal 2007 third quarter net income from continuing operations is the impact of adopting SFAS 123R, an accounting standard related to the expensing of stock-based compensation, which negatively impacted pre-tax income by $3.1 million. Also included in net income from continuing operations for the third quarter of fiscal 2007 are expenses associated with the Erie/Mexico transfer of manufacturing operations and European profitability improvement initiatives. European profitability improvement initiatives include the consolidation and restructuring of certain businesses, sales support activities, and facilities. In total, expenses associated with the European profitability improvement initiatives and Erie/Mexico transfer negatively impacted pre-tax income by $4.5 million, with $3.2 million of that amount reported as restructuring expenses. Combined, all of the above factors negatively impacted pre-tax income by $7.6 million and net income from continuing operations by $4.7 million, or $0.07 per diluted share. The following table outlines the impact of these specific items, which affect the comparability of net income from continuing operations for the third quarter of fiscal 2007 relative to the same period in the prior year.

STERIS Corporation

News Announcement

	Three Months Ended December 31,
	2006		2005
	Amount	Diluted EPS	Amount	Diluted EPS
Net Income From Continuing Operations	$20,868	$0.32	$23,165	$0.34

Stock-Based Compensation Expense, Net of Tax	$1,910	$0.03	$—	$—
Erie/Mexico Transfer and Other Actions, Net of Tax	1,801	0.03	$—	$—
Restructuring Expenses - European Plan, Net of Tax	982	0.01	$—	$—

	$25,561	$0.39	$23,165	$0.34

“Revenue growth was modest this quarter but has continued to strengthen as we have progressed through the year,” said Les C. Vinney, STERIS’s president and chief executive officer. “Demand levels in the North American Healthcare market remain soft, although backlog levels continue to climb, while our Life Sciences and Isomedix segments were able to deliver solid top line performance. Particularly encouraging is our earnings performance as we continue to drive cost improvements and efficiencies, giving us significant operating leverage and contributing to our 10% growth in comparable earnings. Our earnings performance remains on track and is expected to be at the high end of our original expectations for fiscal 2007. Major profit improvement activities such as our transfer of Erie manufacturing to Mexico and restructuring in Europe are progressing well and are expected to contribute strongly to earnings performance in fiscal 2008 and beyond. As a preliminary look at fiscal 2008, with some improvement in demand levels anticipated, we believe our profit improvement activities can help us achieve at least mid-teens earnings growth over fiscal 2007 expected earnings.”

Segment Results

Healthcare revenues in the quarter increased 3% to $209.8 million compared with the third quarter of fiscal 2006. Revenue growth was primarily driven by a double-digit increase in global service revenues. Product demand (capital and consumables) was mixed by region, with strong overall performance in Europe and Asia and a slight decline in North America. Order backlog for the third quarter was $88.1 million, an increase of 21% compared with the prior year period. Operating income declined 23% year-over-year to $25.6 million, largely reflecting a total of $6.6 million in costs associated

STERIS Corporation

News Announcement

with a combination of stock-based compensation, the Erie/Mexico transfer, and European profitability improvement initiatives.

Life Sciences third quarter revenues were $56.1 million, an increase of 6% compared with the third quarter of fiscal 2006. The segment experienced growth across a broad range of product and service categories. The United States research equipment business was the primary area of weakness for the segment, as aggressive price competition continued to impact results. Order backlog declined 3% to $44.9 million compared with the prior year period. Life Sciences operating income was $2.5 million in the quarter compared with $0.7 million in the third quarter of fiscal 2006. The improvement in operating performance reflects higher segment revenues and operating efficiencies. Life Sciences operating income was impacted by $0.7 million in costs associated with stock-based compensation and European profitability improvement initiatives.

Fiscal 2007 third quarter revenues for Isomedix Services were $33.1 million, an increase of 6% compared with the same period last year. Revenue growth was primarily driven by increased demand from medical device customers and routine price increases. Operating income increased 9% to $5.7 million, compared with the prior year quarter, reflecting increased volumes, pricing and operating efficiencies. Segment operating income included $0.3 million in costs associated with stock-based compensation.

Cash Flow

Net cash provided by operations in the first nine months of fiscal 2007 was $41.4 million, compared with net cash provided by operations of $99.4 million in the first nine months of fiscal 2006. Free cash flow (see note 1) was $10.9 million in the first nine months of fiscal 2007, compared with free cash flow of $65.1 million in the first nine months of fiscal 2006. The decline in operating cash flow reflects working capital changes, including an approximately $30 million first quarter payment to the IRS for tax expenses and an increase in inventories of $32 million. The increase in inventories reflects seasonality and new product and service initiatives, along with a $15 million inventory build related to the transfer of Erie manufacturing operations to Mexico. For fiscal 2007, the Company anticipates that free cash flow will be in the range of $50 to $55 million.

STERIS Corporation

News Announcement

Outlook

The Company expects that fiscal year 2007 revenue growth will be below previous expectations and in the range of 2% to 3%. Earnings are expected to be in the range of $1.16 to $1.20 per diluted share, which is at the high end of the previously announced expectation. Fiscal 2007 earnings estimates include the Erie to Mexico transfer expenses, restructuring expenses associated with European profitability improvement initiatives, and stock-based compensation expenses.

Conference Call

In conjunction with this press release, STERIS Corporation management will host a conference call today at 10:00 a.m. Eastern time. The conference call can be heard live over the Internet at www.steris-ir.com or via phone by dialing 1-888-392-9976 in the United States and Canada, and 1-517-645-6486 internationally, then referencing the password “STERIS” and the conference leader’s name, “Aidan Gormley.”

For those unable to listen to the conference call live, a replay will be available from 12:00 p.m. Eastern time on January 31, 2007, until 5:00 p.m. Eastern time on February 14, 2007, either over the Internet at www.steris-ir.com or via phone by calling 1-800-756-3940 in the United States and Canada, and 1-402-998-0796 internationally.

About STERIS

The mission of STERIS Corporation is to provide a healthier today and safer tomorrow through knowledgeable people and innovative infection prevention, decontamination and health science technologies, products and services. The Company’s more than 5,000 dedicated employees around the world work together to supply a broad array of solutions by offering a combination of equipment, consumables and services to healthcare, pharmaceutical, industrial and government customers. The Company is listed on the New York Stock Exchange under the symbol STE. For more information, visit www.steris.com.

Contact: Aidan Gormley, Senior Director, Corporate Communications and Investor Relations at 440-392-7607.

STERIS Corporation

News Announcement

(1) Free cash flow is a non-GAAP number used by the Company as a measure to gauge its ability to fund future growth opportunities, repurchase common shares, and pay cash dividends. Free cash flow is defined as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. STERIS’s calculation of free cash flow may vary from other companies.

# # #

This news release and the conference call referenced here may contain statements concerning certain trends, expectations, forecasts, estimates, or other forward-looking information affecting or relating to the Company or its industry that are intended to qualify for the protections afforded “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 and other laws and regulations. Forward-looking statements speak only as to the date of this report, and may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” “confidence,” and “seeks,” or the negative of such terms or other variations on such terms or comparable terminology. Many important factors could cause actual results to differ materially from those in the forward-looking statements including, without limitation, disruption of production or supplies, changes in market conditions, political events, pending or future claims or litigation, competitive factors, technology advances, and changes in government regulations or the application or interpretation thereof. Other risk factors are described in the Company’s Form 10-K and other securities filings. Many of these important factors are outside STERIS’s control. No assurances can be provided as to any future financial results. Unless legally required, the Company does not undertake to update or revise any forward-looking statements even if events make clear that any projected results, express or implied, will not be realized. Other potential risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, (a) the potential for increased pressure on pricing that leads to erosion of profit margins, (b) the possibility that market demand will not develop for new technologies, products or applications, or the Company’s business initiatives will take longer, cost more or produce lower benefits than anticipated, (c) the possibility that application of or compliance with laws, court rulings, regulations, certifications or other requirements or standards may delay or prevent new product introductions, affect the production and marketing of existing products, or otherwise affect Company performance, results, or value, (d) the potential of international unrest or effects of fluctuations in currencies, tax assessments or rates, raw material costs, benefit or retirement plan costs, or other regulatory compliance costs, (e) the possibility of reduced demand, or reductions in the rate of growth in demand, for the Company’s products and services, and (f) the possibility that anticipated cost savings may not be achieved, or that transition, labor, competition, timing, execution, regulatory, governmental, executive transition or other issues or risks associated with the matters described in this release, or the referenced conference call, may adversely impact Company performance, results, or value.

STERIS Corporation

Consolidated Condensed Statements of Income

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$298,967	$287,492	$847,570	$829,011
Cost of revenues	171,266	165,396	487,733	478,156

Gross profit	127,701	122,096	359,837	350,855

Operating expenses:
Selling, general, and administrative	82,594	74,316	243,789	234,196
Restructuring expense	3,179	—	5,442	—
Research and development	8,078	8,726	24,756	25,564

	93,851	83,042	273,987	259,760

Income from operations	33,850	39,054	85,850	91,095
Non-operating expense, net	1,123	503	3,788	735

Income from continuing operations before income tax expense	32,727	38,551	82,062	90,360
Income tax expense	11,859	15,386	30,773	34,859

Income from continuing operations	20,868	23,165	51,289	55,501
Gain on sale of discontinued operations, net of tax	431	5,225	1,058	5,225
(Loss) income from discontinued operations, net of tax	—	(301)	—	1,109

Net income	$21,299	$28,089	$52,347	$61,835

Earnings per common share (EPS) data:
Basic earnings per common share
Continuing operations	$0.32	$0.34	$0.78	$0.81
Discontinued operations	0.01	0.07	0.02	0.09

Net income	$0.33	$0.41	$0.80	$0.90

Diluted earnings per common share
Continuing operations	$0.32	$0.34	$0.78	$0.80
Discontinued operations	0.01	0.07	0.02	0.09

Net income	$0.33	$0.41	$0.80	$0.89

Cash dividends declared per common share outstanding	$0.05	0.04	$0.13	0.12
Weighted average number of common shares outstanding used in EPS computation:
Basic number of common shares outstanding	64,737	68,205	65,255	68,509
Diluted number of common shares outstanding	65,340	68,826	65,796	69,230

STERIS Corporation

Consolidated Condensed Balance Sheets

(In thousands)

	December 31, 2006	March 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,011	$72,732
Accounts receivable, net	207,012	242,002
Inventories, net	147,039	112,224
Other current assets	47,488	33,357

Total Current Assets	440,550	460,315

Property, plant, and equipment, net	390,914	401,536
Goodwill and intangible assets, net	333,897	326,529
Other assets	1,571	593

Total Assets	$1,166,932	$1,188,973

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$61,183	$87,057
Other current liabilities	129,408	147,089

Total Current Liabilities	190,591	234,146

Long-term debt	125,420	114,480
Other liabilities	103,880	109,520
Shareholders’ equity	747,041	730,827

Total Liabilities and Shareholders’ Equity	$1,166,932	$1,188,973

STERIS Corporation

Consolidated Condensed Statements of Cash Flows

(In thousands)

	Nine Months Ended December 31,
	2006	2005
	(Unaudited)	(Unaudited)
Operating Activities:
Net income	$52,347	$61,835
Non-cash items	45,192	29,926
Working capital adjustments	(56,168)	7,606

Net cash provided by operating activities	41,371	99,367

Investing Activities:
Purchases of property, plant, equipment, and intangibles, net	(33,066)	(34,282)
Proceeds from sale of property, plant, equipment and intangibles	2,577	—
Proceeds from sale of discontinued operations	2,927	22,111
Investments in businesses, net of cash acquired	—	(1,504)

Net cash used in investing activities	(27,562)	(13,675)

Financing Activities:
Proceeds under credit facilities, net	11,440	1,720
Payments on long-term obligations and capital leases, net	(1,436)	(3,380)
Repurchases of common shares	(59,628)	(64,326)
Cash dividends paid to common shareholders	(8,508)	(8,229)
Deferred financing fees	—	(217)
Stock options and other equity transactions, net	8,186	10,385

Net cash used in financing activities	(49,946)	(64,047)
Effect of exchange rate changes on cash and cash equivalents	2,416	(542)

(Decrease) increase in cash and cash equivalents	(33,721)	21,103
Cash and cash equivalents at beginning of period	72,732	23,547

Cash and cash equivalents at end of period	$39,011	$44,650

STERIS Corporation

Segment Data

(In thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Segment Revenues:
Healthcare	$209,807	$203,668	$594,032	$583,420
Life Sciences	56,062	52,671	154,394	149,932
STERIS Isomedix Services	33,098	31,153	99,144	95,659

Total Segment Revenues	$298,967	$287,492	$847,570	$829,011

Segment Operating Income (Loss):
Healthcare	$25,598	$33,059	$67,142	$77,608
Life Sciences	2,534	746	1,496	(2,807)
STERIS Isomedix Services	5,718	5,249	17,212	16,294

Total Segment Operating Income	$33,850	$39,054	$85,850	$91,095

STERIS Corporation

Non-GAAP Disclosures (Unaudited)

(In thousands, except per share data)

The following tables present financial measures which are considered to be “non-GAAP financial measures” under Securities Exchange Commissions rules. The Company has referred to results of operations excluding restructuring expenses and the results of discontinued operations, in order to provide meaningful comparative analysis between the periods presented.

Free cash flow is defined by the Company as cash flows from operating activities less purchases of property, plant, equipment and intangibles, net (capital expenditures) plus proceeds from the sale of property, plant, equipment and intangibles. Free cash flow is a non-GAAP figure used by the Company as a measure to gauge its ability to fund future growth opportunities, repurchase common shares, and pay cash dividends. STERIS’s calculation of free cash flow may vary from other companies.

	Nine Months Ended December 31,
	2006	2005
Calculation of Free Cash Flow from continuing operations:
Cash flows from operating activities	$41,371	$99,367
Purchases of property, plant, equipment, and intangibles, net	(33,066)	(34,282)
Proceeds from the sale of property, plant, equipment, and intangibles	2,577	—

Free Cash Flow from Continuing Operations	$10,882	$65,085

The following table outlines the impact of specific items that affect the comparability of net income from continuing operations for the nine months ended December 31, 2006 related to the same period in the prior year.

	Nine Months Ended December 31,
	2006		2005
	Amount	Diluted EPS	Amount	Diluted EPS
Net Income From Continuing Operations	$51,289	$0.78	$55,501	$0.80
Stock-Based Compensation Expense, Net of Tax	$5,462	$0.08	$—	$—
Erie/Mexico Transfer and Other Actions, Net of Tax	5,310	0.08	—	—
Restructuring Expenses - European Plan, Net of Tax	982	0.02	—	—

	$63,043	$0.96	$55,501	$0.80